UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 11, 2008

PROBE MANUFACTURING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA		92630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 206-6868

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 13, 2008 the issuer entered a definitive agreement for the sale and purchase of business assets of Solar Masters Company.  The purchase price of the assets was: (a) $2,719.65 payable to Solar Masters, LLC (b) $77,280.35 for the container currently in the Port of Long Beach; (c) 250,000 shares of Probe common stock valued at $.40 each, and a royalty on gross revenue of 5% for the balance of 2008; (d) Additional royalty payments of 7% for 2009, 6% for 2010 and 5% for 2011, provided that Probe has gross revenue of a minimum of $1 million, and product cost of $10 USD or less for the “barricade light”.  If these conditions are not met, the royalty shall decrease to 5%; (e) additional shares of Probe common stock of 100,000 in 2009; 100,000 in 2010; and 50,000 in 2011 provided that Probe has gross revenue of a minimum of $1 million, and product cost of $10 USD or less for the “barricade light”.  If the gross revenue number is not met, then the stock that was to be issued will become an option to purchase the shares that would have been issuable if the gross revenue target had been met.  The exercise price of the options will be $0.40; (f) additional royalty payment of 5% for 2012, provided that Probe has gross revenue of a minimum of $1 million, and product cost of $10 USD or less for the “barricade light”.  If these conditions are not met, the royalty shall decrease to 1%; (g) the “barricade light” pricing is to be $10.00 USD and may adjust periodically based on standard industry pricing variations.  This will apply in all sections of this Agreement that refer to the $10.00 USD cost for the barricade light. Gross Revenue for purposes of calculating all royalty payments is based upon Revenue specifically generated from products acquired pursuant to this Agreement.

ITEM 8.01

OTHER INFORMATION

On August 11, 2008 the board of directors of the issuer approved a 3-for-1 forward stock split of its outstanding and issued common stock.  Pursuant to the forward stock split the Company’s issued and outstanding share capital will increase from 10,594,258 shares of common stock to 31,782,774 shares of common stock.  The effective date of the forward stock split will be September 1, 2008.

 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Agreement for the sale and purchase of business assets of Solar Masters, LLC date August 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.
(Registrant)

Date	August 20, 2008

/s/ Reza Zarif
(Signature)
Print Name: Reza Zarif
Title: Chief Executive Officer